    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2002

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           NOVA CHEMICALS CORPORATION
             (Exact name of registrant as specified in its charter)
                           --------------------------

              ALBERTA, CANADA                              NONE
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)              Identification Number)

                            645 SEVENTH AVENUE, S.W.
                         CALGARY, ALBERTA, CANADA T2P5C6
             (Address of Principal Executive Offices) (Postal Code)
                           --------------------------

                NOVA CHEMICALS CORPORATION EMPLOYEE SAVINGS AND
                  PROFIT SHARING PLAN FOR CANADIAN EMPLOYEES
 NOVA CHEMICALS INC. EMPLOYEE SAVINGS AND PROFIT SHARING PLAN FOR U.S. EMPLOYEES
      NOVA CHEMICALS INC. U.S. SAVINGS AND PROFIT SHARING RESTORATION PLAN
                  NOVA CHEMICALS INC. CAPITAL ACCUMULATION PLAN
             NOVA CHEMICALS CORPORATION DIRECTOR SHARE PURCHASE PLAN
      NOVA CHEMICALS CORPORATION DEFERRED SHARE UNIT PLAN FOR KEY EMPLOYEES
   NOVA CHEMICALS CORPORATION DEFERRED SHARE UNIT PLAN FOR U.S. KEY EMPLOYEES NOVA CHEMICALS CORPORATION DEFERRED SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)
                           --------------------------

                              JACK S. MUSTOE, ESQ.
                               NOVA CHEMICALS INC.
                          1550 CORAOPOLIS HEIGHTS ROAD
                         PITTSBURGH, PENNSYLVANIA 15108
                                 (412) 490-4000
             (Name, Address, Including Zip Code, and Telephone Number,
                     Including Area Code, of Agent for Service)

                                   COPIES TO:

                              ALAN TALKINGTON, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                      SAN FRANCISCO, CALIFORNIA 94111-3143

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED(1)           SHARE(2)             PRICE(2)         REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value                3,000,000 shares         $19.37              $58,110,000           $5,346.12
----------------------------------------------------------------------------------------------------------------------------

(1) Includes 1,000,000 shares relating to the NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees,
     1,000,000 shares relating to the NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan for U.S. Employees, 151,266 shares relating to the NOVA Chemicals Inc. U.S. Savings and Profit Sharing Restoration Plan,
     175,000 shares relating to the NOVA Chemicals Inc. Capital Accumulation Plan, 50,000 shares relating to the NOVA Chemicals Corporation Director Share Purchase Plan, 155,000 shares relating to the NOVA Chemicals Corporation Deferred Share Unit Plan for Key Employees, 371,563 shares relating to the NOVA Chemicals Corporation Deferred Share Unit Plan for U.S. Key Employees and 97,171 shares relating to the NOVA Chemicals Corporation Deferred Share Unit Plan for Non-Employee Directors. This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees, the NOVA Chemicals Inc. Savings and Profit Sharing Plan for U.S. Employees, the
     NOVA Chemicals Inc. U.S. Savings and Profit Sharing Restoration Plan and the NOVA Chemicals Inc. Capital Accumulation Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $19.37 per share, the average of the high and low prices for the common shares on December 5, 2002, as reported on the NYSE Stock Exchange.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement:

     (i) the annual report of NOVA Chemicals Corporation (the "Company") on Form 40-F for the fiscal year ended December 31, 2001;

     (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company's latest annual report; and

     (iii) the description of the Company's common stock set forth in the Company's Report of Foreign Issuer on Form 6-K, dated July 2, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Jack S. Mustoe beneficially owns, directly and indirectly, approximately less than one percent of the Company's outstanding common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Board of Directors of the Company has enacted a General By-law, as confirmed by the shareholders of the Company, which includes provision for the protection of directors and officers subject to the provisions of the Business Corporations Act (Alberta). The provisions of the General By-law as affected by the Business Corporations Act (Alberta) may be summarized as follows.

     Subject to the director or officer acting honestly and in good faith with a view to the best interests of the Company and exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, such director or officer is indemnified against any loss or damage which may happen in the execution of his or her office in circumstances other than those identified in the following two paragraphs.

     Except in respect of an action by or on behalf of the Company or of a body corporate of which the Company is or was a shareholder, the Company shall indemnify a director or officer from and against any liability in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer except in respect of an action by or on behalf of the Company or of a body corporate of which the Company is or was a shareholder.

     A director or officer is entitled to indemnity from the Company (in certain circumstances, only with the approval of the Court of Queen's Bench of Alberta) in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he is made a party provided such director or officer is substantially successful on the merits in his or her defense of such proceedings, he fulfills the conditions set forth in the immediately preceding paragraph and is fairly and reasonably entitled to indemnity.

     The Company may purchase and maintain insurance for the benefit of each director and officer against any liability incurred by him or her in his or her capacity as a director or officer of the Company or another body corporate except when the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Company or such other body corporate, as the case may be.

     As permitted and for the purposes described in the immediately preceding paragraph, the Company has purchased and maintains insurance within such authorization. Directors and officers of the Company are insured, subject to all the terms, conditions and exclusions of the policy, against certain liabilities incurred by them in their capacity as directors and officers of the Company and its subsidiaries. This insurance provides for an annual limit for liability and reimbursement of payments of $150,000,000 (U.S.). The deductible applicable to reimbursement of the Company is $1,000,000 (U.S.) per occurrence and there is no deductible applicable to individual directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.  EXHIBITS

           EXHIBIT
           NUMBER      NAME
           -------     ----
             4.1       NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees.

             4.2       NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan for U.S. Employees.

             4.3       NOVA Chemicals Inc. U.S. Savings and Profit Sharing Restoration Plan.

             4.4       NOVA Chemicals Inc. Capital Accumulation Plan.

             4.5       NOVA Chemicals Corporation Director Share Purchase Plan.

             4.6       NOVA Chemicals Corporation Deferred Share Unit Plan for Key Employees.

             4.7       NOVA Chemicals Corporation Deferred Share Unit Plan for U.S. Key Employees.

             4.8       NOVA Chemicals Corporation Deferred Share Unit Plan for Non-Employee Directors.

             5.1       Opinion of Counsel.

            23.1       Consent of Ernst & Young LLP.

            23.2       Consent of Counsel is contained in Exhibit 5.1 to this Registration Statement.

            24.1       Power of Attorney of Directors.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 30th day of November, 2002.

                                   NOVA CHEMICALS CORPORATION
                                   (Registrant)


                                   By: /s/ Jeffrey M. Lipton
                                       ----------------------------------------
                                       Jeffrey M. Lipton
                                       (President and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                              DATE
              ---------                                       -----                              ----
        /s/ Jeffrey M. Lipton                  President, Chief Executive Officer          November 30, 2002
-----------------------------------                        and Director
          Jeffrey M. Lipton                      (Principal Executive Officer)

        /s/ Larry A. MacDonald                   Senior Vice President and Chief           November 30, 2002
-----------------------------------               Financial Officer (Principal
         Larry A. MacDonald                 Financial Officer and Accounting Officer)


Directors:

                   *                                          Director                     November 30, 2002
-----------------------------------
         Jerald A. Blumberg

                   *                                          Director                     November 30, 2002
-----------------------------------
            F. Peter Boer

                   *                                          Director                     November 30, 2002
-----------------------------------
           Jacques Bougie

                   *                                          Director                     November 30, 2002
-----------------------------------
         Joanne V. Creighton

              SIGNATURE                                       TITLE                              DATE
              ---------                                       -----                              ----
                   *                                          Director                     November 30, 2002
-----------------------------------
        Robert E. Dineen, Jr.

                   *                                          Director                     November 30, 2002
-----------------------------------
           L. Yves Fortier

                   *                                          Director                     November 30, 2002
-----------------------------------
          Kerry L. Hawkins

                   *                                          Director                     November 30, 2002
-----------------------------------
          Arnold M. Ludwick

                   *                                          Director                     November 30, 2002
-----------------------------------
            J. E. Newall

                   *                                          Director                     November 30, 2002
-----------------------------------
          Janice G. Rennie

                   *                                          Director                     November 30, 2002
-----------------------------------
          James M. Stanford

                   *                                          Director                     November 30, 2002
-----------------------------------
         Joseph D. Thompson

A majority of the members of the Board of Directors.



*By:       /s/ Jack S. Mustoe
      ------------------------------
            Jack S. Mustoe
           Attorney-in-Fact


NOVA Chemicals Inc.                              Authorized Representative in the           November 30, 2002
                                                          United States



          /s/ Jack S. Mustoe
    --------------------------------
            Jack S. Mustoe
        Senior Vice President
         and General Counsel

                                  EXHIBIT INDEX

           EXHIBIT
           NUMBER      NAME
           -------     ----
             4.1       NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees.

             4.2       NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan for U.S. Employees.

             4.3       NOVA Chemicals Inc. U.S. Savings and Profit Sharing Restoration Plan.

             4.4       NOVA Chemicals Inc. Capital Accumulation Plan.

             4.5       NOVA Chemicals Corporation Director Share Purchase Plan.

             4.6       NOVA Chemicals Corporation Deferred Share Unit Plan for Key Employees.

             4.7       NOVA Chemicals Corporation Deferred Share Unit Plan for U.S. Key Employees.

             4.8       NOVA Chemicals Corporation Deferred Share Unit Plan for Non-Employee Directors.

             5.1       Opinion of Counsel.

            23.1       Consent of Ernst & Young LLP.

            23.2       Consent of Counsel is contained in Exhibit 5.1 to this Registration Statement.

            24.1       Power of Attorney of Directors.